As filed with the Securities and Exchange Commission on December __, 1997
                                                  Registration No. 333-________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            -----------------------

                        STANLEY FURNITURE COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                   54-1272589
(State or other jurisdiction of         (I.R.S. employer identification number)
incorporation or organization)

                          1641 Fairystone Park Highway
                          Stanleytown, Virginia 24168
                                 (540) 627-2000
              (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                            -----------------------

                              ALBERT L. PRILLAMAN
                Chairman, President and Chief Executive Officer
                        Stanley Furniture Company, Inc.
                          1641 Fairystone Park Highway
                          Stanleytown, Virginia 24168
                                 (540) 627-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------

                                   Copies to:

          David W. Robertson                              James R. Westra
McGuire, Woods, Battle & Boothe, L.L.P.             Hutchins, Wheeler & Ditmar
           One James Center                             101 Federal Street
         901 East Cary Street                       Boston, Massachusetts 02110
       Richmond, Virginia 23219

         Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |__|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |__|

                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                    Proposed     Proposed
                                                    Maximum       Maximum
                                     Amount to      Offering     Aggregate     Amount of
       Title of Each Class of            be        Price Per     Offering     Registration
     Securities to be Registered     Registered      Share         Price           Fee
     ---------------------------     ----------      -----         -----      ------------
Common Stock of Stanley               413,201     $27.250 (1)   $11,259,727    $3,412.03
Furniture Company, Inc.

         (1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
                               -----------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED DECEMBER 22, 1997

                                 413,201 shares

                        STANLEY FURNITURE COMPANY, INC.

                                  COMMON STOCK

         This Prospectus relates to 413,201 shares (the "Shares") of common stock $.02 par value per share (the "Common Stock") of Stanley Furniture Company, Inc. (the "Company"), which may be offered from time to time by the selling stockholders named herein (the "Selling Stockholders"). The Common Stock is quoted on the Nasdaq Stock Market under the symbol "STLY", on December 19, 1997, the last reported sales price of the Common Stock was $27.125.

         The Selling Stockholders have advised the Company that the Shares may be sold from time to time in transactions on the Nasdaq Stock Market or otherwise, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. (See "Plan of Distribution.")


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.


               The date of this Prospectus is December 22, 1997.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison Street, Chicago, Illinois 60606; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company are hereby incorporated by reference into this Prospectus:

         (a) the annual report on Form 10-K for the fiscal year ended December 31, 1996;
         (b) the quarterly reports on Form 10-Q for the quarterly periods ended September 28, 1997, June 29, 1997 and March 30, 1997;
         (c) the current report on Form 8-K dated December 2, 1997;
         (d) the description of Common Stock set forth in the Company's Registration Statement filed with the Commission pursuant to
             Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Stanley Furniture Company, Inc., 1641 Fairystone Park Highway, Stanleytown, Virginia 24168, Attention: Secretary (telephone (540) 627-2000).

                                  THE COMPANY

         The Company is a leading designer and manufacturer of residential furniture exclusively targeted at the upper-medium price range. The Company offers diversified product lines across all major style and product categories within this price range. Its product depth and extensive style selections make the Company a complete furniture resource for retailers in its price range, and allow the Company to respond more quickly to shifting consumer preferences. The Company has established a broad distribution network in the United States that includes independent furniture stores, department stores, and national and regional furniture chains. To produce its products and support its broad distribution network, the Company has developed efficient and flexible manufacturing processes that it believes are unique in the furniture industry. The Company emphasizes continuous improvement in its manufacturing processes to enable it to continue providing competitive advantages to its customers, such as quick delivery, reduced inventory investment, high quality, and value.

         The Company's executive offices are located at 1641 Fairystone Park Highway, Stanleytown, Virginia 24168. The telephone number is (540) 627-2000.


                                USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information as of the date of this Prospectus with respect to shares of Common Stock owned by the Selling Stockholders which are covered by this Prospectus. The number of shares of Common Stock offered pursuant to this Prospectus for the account of the Selling Stockholders equals the total number of shares of Common Stock owned by the Selling Stockholders as of the date of this Prospectus.

                  Common Stock Ownership Prior to the Offering


                                                          Percentage of
                                                          Common Stock
            Name                          Number           Outstanding
            ----                          ------           ------------
ML-Lee Acquisition Fund, L.P.            400,719               11.7%
ML-Lee Acquisition Fund II, L.P.           3,461                (1)

ML-Lee Acquisition Fund (Retirement        2,773                (1)
Accounts) II, L.P.
                                           2,797                (1)
State Street Bank & Trust Company of
  Connecticut, N.A., Not Individually,
  But as Trustee for the 1989 Thomas
  H. Lee Nominee Trust, Dated 9/29/89
John W. Childs                               798                (1)
David V. Harkins (2)                         532                (1)
Thomas R. Shepherd                           265                (1)
Glenn H. Hutchins                            532                (1)
Scott A. Schoen                              318                (1)
C. Hunter Boll (2)                           318                (1)
Anthony J. DiNovi                            149                (1)
Jason Harkins                                149                (1)
Jessica Harkins                              149                (1)
Paxman & Co.                                 241                (1)

-----------------------

       (1) Less than 1%.

       (2) Messrs. Harkins and Boll are directors of the Company.

         The Company, ML-Lee Acquisition Fund, L.P., a Delaware limited partnership (the "Lee Fund"), certain affiliates of Thomas H. Lee Company (the "Lee Company"), a sole proprietorship engaged in acquiring or making controlling investments in established operating companies, and certain members of the Company's management are parties to a Registration Rights Agreement dated as of November 9, 1992. Pursuant to the terms of this agreement, the Company has agreed to pay all expenses in connection with the Offering and has agreed to indemnify the parties thereto against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         The Company was a party to a Management Agreement, pursuant to which the Company's predecessors engaged the Lee Company for the purposes of providing them with substantial consulting services and management advisory services. The services under this

Management Agreement were in the field of financial and strategic corporate planning and such other management areas as the parties mutually agreed. These services included advice concerning strategic corporate planning, potential acquisitions and financial planning. The term of this Agreement began on September 19, 1988. Effective November 18, 1996, the Company paid the Lee Company $180,000 annually in consideration for the services provided by the Lee Company under the Management Agreement. Prior to November 19, 1996, the Company paid an annual fee in the amount of $250,000. On June 30, 1997, in conjunction with the Company's repurchase of 750,000 shares of its common stock at $20 per share from the Lee Fund, and certain of the other Selling Stockholders, the Lee Company agreed to reduce the annual fee payable to it under the Management Agreement to $90,000. On November 18, 1997, in conjunction with the Company's repurchase of 413,201 shares of its common stock at $25 per share from the Lee Fund and certain of the Selling Stockholders, the Management Agreement was terminated. David V. Harkins is a Senior Managing Director of the Lee Company.
C. Hunter Boll, Scott A. Schoen and Anthony J. DiNovi are each a Managing Director of the Lee Company. Thomas R. Shepherd is a consultant to the Lee Company. John W. Childs is an officer of the investment adviser of the Lee Fund.

                              PLAN OF DISTRIBUTION

         The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq Stock Market or otherwise, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and broker-dealers that participate with the Selling Stockholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

                             VALIDITY OF SECURITIES

         The validity of the Shares to which this Prospectus relates will be passed upon for the Company and the Selling Stockholders by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia.

                                    EXPERTS

         The consolidated balance sheets of the Company as of December 31, 1996 and 1995, the related statements of income, changes in stockholders' equity and cash flows for each of the years in the period ended December 31, 1996, and the related financial statement schedule, incorporated by reference in this registration statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.

        The table below sets forth the expenses to be incurred in connection with the issuance and distribution of the shares registered for offer and sale hereby, other than underwriting discounts and commissions. All such expenses will be paid by the Company. All amounts shown represent estimates except the Securities Act registration fee.

        Registration fee under the Securities Act.....  $ 3,412
        Printing expenses.............................  $   500
        Accounting fees and expenses..................  $ 1,000
        Legal fees and expenses (not including Blue
          Sky)........................................  $ 4,500
        Blue Sky fees.................................  $   100
                                                         ------
        Miscellaneous.................................  $ 2,488
                                                         ------
        Total.........................................  $12,000


Item 15.  Indemnification of Directors and Officers.

        Article SEVENTH of the Certificate of Incorporation of the Company and
Section 3 of Article VIII of the By-laws of the Company provide that the Company will, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

        As authorized by Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), each director and officer of the Company may be indemnified by the Company against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

        The Certificate of Incorporation of the Company, provides that to the fullest extent permitted by the Delaware Corporation Law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.


Item 16.  Exhibits.

        2.1 Agreement and Plan of Merger dated as of July 24, 1992 by and among the Registrant, Stanley Holding Corporation, Stanley Acquisition Corporation, the ML-Lee Acquisition Fund (Retirement Accounts) II, L.P., and the persons listed on Schedules I and II thereto (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 No. 33-50050).

        4.1 The Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 No. 33-7300).

        4.2 The Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, No. 33-7300).

        4.3 Amendment adopted March 21, 1988 to the Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Form 10-K (Commission File No. 0-14938) for the year ended December 31, 1987).

        4.4 Amendments adopted February 8, 1993 to the Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 No. 33-57432).

        4.5 Certificate of Stock Designation of the Registrant dated May 1, 1991 as modified by an Amendment to Certificate of Designation dated May 31, 1991 (incorporated by reference to
                   Exhibit 3.6 to the Registrant's Form 10-K for the year ended December 31, 1991).

        4.6 Certificate of Merger dated as of November 9, 1992 (incorporated by reference to Exhibit 3.6 to the Registrant's Statement on Form S-1 No. 33-57432).

        4.7 Certificate of Amendment dated June 30, 1993 (incorporated by reference to Exhibit 3.7 to the Registrant's Form 10-K for the year ended December 31, 1994).

        4.8 Registration Rights Agreement dated as of November 9, 1992 by and among the Registrant, ML-Lee Acquisition Fund, L.P., ML - Lee Acquisition Fund II, L.P., ML-Lee Acquisition Fund (Retirement Accounts) II, L.P., Lee Stockholders (as defined therein) and Management Stockholders (as defined therein) (incorporated by reference to Exhibit 4.3 to the Registrant's Statement on Form S-1 No. 33- 57432).

        5.1 Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to the validity of the Common Stock.(1)

        23.1       Consent of Coopers & Lybrand L.L.P.(1)

        23.2 Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included as part of Exhibit 5.1).

        24.1       Power of Attorney (contained on signature page).

        -------------------
        (1) Filed with this Registration Statement.


Item 17.  Undertakings.

1.      The undersigned registrant hereby undertakes:

                   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section
                   10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events
                   arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii) To include any material information with respect
                   to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                   (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4.      The undersigned Registrant hereby undertakes that:

        (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Stanleytown, Virginia, December 19, 1997.

                                    STANLEY FURNITURE COMPANY, INC.


                                    By:/s/ Albert L. Prillaman
                                       -------------------------
                                       Albert L. Prillaman, President,
                                       Chief Executive Officer,
                                       Chairman of the Board

                               POWER OF ATTORNEY

        Know All Men By These Presents that each individual whose signature appears below constitutes and appoints Albert L. Prillaman and Douglas I. Payne, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 19, 1997 by the following persons in the respective capacities indicated opposite their names.

        Signature                                  Title                                    Date
        ---------                                  -----                                    ----
/s/ Albert L. Prillaman            President, Chief Executive Officer                 December 19, 1997
-----------------------            Chairman of the Board, and Director
(Albert L. Prillaman)


/s/ Douglas I. Payne               Senior Vice President--Finance                     December 19, 1997
------------------------           and Administration, Treasurer and
(Douglas I. Payne)                 Secretary (Principal Financial and
                                   Accounting Officer)



/s/ David V. Harkins               Director                                           December 19, 1997
------------------------
(David V. Harkins)


/s/ C. Hunter Boll                 Director                                           December 19, 1997
--------------------------
(C. Hunter Boll)


/s/ Edward J. Mack                 Director                                           December 19, 1997
-------------------------
(Edward J. Mack)


/s/ T. Scott McIlhenny, Jr.        Director                                           December 19, 1997
---------------------------
(T. Scott McIlhenny, Jr.)

                                       16